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                                                                    EXHIBIT 23.5

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
NetGravity, Inc.:


We consent to the incorporation by reference herein of our report dated
January 27, 1999, related to the consolidated balance sheet of NetGravity, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity, (deficit) and cash flows for each of the years in the two year period ended December 31, 1998, which report appears in the December 31, 1999 annual report on Form 10-K of DoubleClick Inc.

We also consent to the reference to our firm under the heading "Experts" in this Registration Statement on Form S-4.


                                           /s/ KPMG LLP

San Francisco, CA
November 28, 2000